UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2002 (December 31, 2001)

SPECTRX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (I.R.S. Employer Identification No.)

6025A Unity Drive, Norcross, GA (Address of principal executive offices)	30071 (Zip Code)

Registrant’s telephone number, including area code: 770-242-8723

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Agreement and Plan of Merger

Item 2. Acquisition or Disposition of Assets.

     On December 31, 2001, a newly-formed, wholly-owned subsidiary of SpectRx, Inc. named SM Merger Sub, Inc. was merged with and into Sterling Medivations, Inc., with Sterling Medivations surviving the merger as a wholly-owned subsidiary of SpectRx. Sterling Medivations is a developer of innovative insulin delivery products for people with diabetes, and SpectRx intends to continue that business. The merger was effected pursuant to an Agreement and Plan of Merger, dated December 31, 2001 and attached hereto as Exhibit 2.1, by and among SpectRx, Sterling Medivations, SM Merger Sub and specified major stockholders of Sterling Medivations. In connection with this transaction, SpectRx issued an initial 620,249 shares of its common stock, which was valued at $7.29 per share for purposes of the merger, to former holders of Sterling Medivations’ capital stock. In addition, SpectRx reserved 22,625 shares of its common stock for future issuance to holders of options to acquire shares of Sterling Medivations common stock, which were converted into options to acquire shares of SpectRx common stock in the transaction. Up to an additional 1,234,567 shares of SpectRx’s common stock could be issued to former stockholders and option holders of Sterling Medivations, if the product line of Sterling Medivations meets specified financial goals. The consideration was determined through arm’s length negotiations between SpectRx and Sterling Medivations. Prior to the transaction, there were no material relationships between Sterling Medivations and SpectRx or any of its directors and officers, or their associates, or any of its affiliates. The transaction was accounted for using the purchase method of accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of businesses acquired.

     The information required to be presented under this item will be provided in an amendment to this Form 8-K, which will be filed by SpectRx on or before March 14, 2002.

     (b)  Pro Forma financial information.

     The information required to be presented under this item will be provided in an amendment to this Form 8-K, which will be filed by SpectRx on or before March 14, 2002.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated December 31, 2001, by any among SpectRx, Inc., Sterling Medivations, Inc., SM Merger Sub, Inc. and certain stockholders of Sterling Medivations, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpectRx, Inc.

Date: January 14, 2002	by:	/s/ Thomas H. Muller, Jr.

Thomas H. Muller, Jr. Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated December 31, 2001, by any among SpectRx, Inc., Sterling Medivations, Inc., SM Merger Sub, Inc. and certain stockholders of Sterling Medivations, Inc.